Exhibit 107

Calculation of Filing Fee Tables

S-4

(Form Type)

DiamondHead Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(8)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	Other	2,495,357(1)	$10.11(2)	$25,228,059.27(2)	$0.00011020	$2,780.13(3)	-	-	-	-
	Equity	Warrants to purchase Class A Common Stock, par value $0.0001 per share	Other	5,000(4)	-	-	-	-(9)	-	-	-	-
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	Other	1,894,082(5)	$10.11(2)	$19,149,169.02(2)	$0.00011020	$2,110.24(3)	-	-	-	-
Fees Previously Paid	Equity	Class A Common Stock, par value $0.0001 per share	Other	500,000(6)	$9.875(7)	$4,937,500(7)	$0.00011020	$544.11(3)	-	-	-	-
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$49,314,728.29		$5,434.48
	Total Fees Previously Paid							$544.11
	Total Fee Offsets							0
	Net Fee Due							$4,890.37

(1)	Represents the number of shares of Class A common stock, $0.0001 par value per share (“DHHC Class A Common Stock”), of DiamondHead Holdings Corp. (“DHHC”), being registered in connection with the proposed business combination (the “Business Combination”) involving DHHC and Great Southern Homes, Inc. (“GSH”) described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), including (i) 924,268 shares of DHHC Class A Common Stock that may be issued upon the exercise of Rollover Options (as defined in the proxy statement/prospectus) and (ii) 1,571,089 shares of DHHC Class A Common Stock that may be issued upon the vesting of Earn Out Shares (as defined in the proxy statement/prospectus).

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) of the Securities Act based on the average of the high ($10.15) and low ($10.07) prices of the DHHC Class A Common Stock on the Nasdaq Capital Market on February 6, 2023 ($10.11 per share).

(3)	Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.00011020.

(4)	Represents the maximum number of Assumed Warrants (as defined in the proxy statement/prospectus) issuable as consideration to the holders of GSH Warrants (as defined in the proxy statement/prospectus) in connection with the proposed Business Combination.

(5)	Represents the number of shares of DHHC Class A Common Stock being registered in connection with the proposed Business Combination that may be issued upon the exercise of Assumed Warrants (as defined in the proxy statement/prospectus).

(6)	Represents the maximum number of shares of DHHC Class A Common Stock issuable as consideration to the holders of GSH Class A common stock in connection with the proposed Business Combination. Prior to the closing of the Business Combination, GSH intends to effect a recapitalization, as further described in the proxy statement/prospectus (the “Pre-Closing Recapitalization”), pursuant to which, among other things, GSH will exchange (a) each share of GSH common stock, no par value (“GSH Common Stock”), held by the Majority Stockholders (as defined in the proxy statement/prospectus) immediately prior to the Pre-Closing Recapitalization for a GSH Class B common share on a 1:1 basis and (b) each share of GSH Common Stock held by each remaining stockholder of GSH for a share of GSH Class A common stock on a 1:1 basis. Filing fees of $544.11 were previously paid in connection with the filing of the Registration Statement on Form S-4 (File No. 333-267820) on October 11, 2022.

(7)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) of the Securities Act based on the average of the high ($9.88) and low ($9.87) prices of the DHHC Class A Common Stock on the Nasdaq Capital Market on October 6, 2022 ($9.875 per share).

(8)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(9)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.